UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2021

Generac Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34627	20-5654756
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

S45 W29290 Hwy 59
Waukesha, Wisconsin	53189
(Address of principal executive offices)	(Zip Code)

(262) 544-4811
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GNRC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement

Amendment and Restatement of ABL Revolving Credit Facility

On May 27, 2021, Generac Power Systems, Inc. (”Generac”), a wholly owned subsidiary of Generac Holdings Inc. (the “Company”), entered into a Third Amended and Restated Credit Agreement (as amended and/or restated, supplemented, or otherwise modified from time to time, the “ABL Credit Agreement”), among, inter alios, Generac, Generac Acquisition Corp. (“Holdings”), Generac Holdings UK Limited (the “U.K. Borrower”), certain domestic subsidiaries of Generac (together with Generac and the U.K. Borrower, the “Borrowers”), the lenders party thereto, Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., as syndication agent, and Wells Fargo Bank, National Association, as Documentation Agent. The ABL Credit Agreement amends and restates the Second Amended and Restated Credit Agreement (as amended and/or restated, supplemented, or otherwise modified from time to time prior to the date hereof, the “Existing ABL Credit Agreement”), dated as of June 12, 2018, by and among, inter alios, Holdings, Generac, the other Borrowers party thereto, Bank of America, N.A., as Administrative Agent, and the other parties party thereto.

The ABL Credit Agreement amends and restates the Existing ABL Credit Agreement to, among other things, increase the size of the senior secured ABL revolving credit facility provided thereunder (the “ABL Facility”), from $300.0 million to $500.0 million and increase the ABL Facility’s incremental capacity from $100.0 million to $200.0 million. Subject to the terms of the ABL Credit Agreement, the maturity date of the ABL Facility is May 27, 2026, which extends the maturity date that was otherwise applicable under the Existing ABL Credit Agreement. The ABL Credit Agreement further provides for amendments to the calculation of the U.S. Borrowing Base (under and as defined in the ABL Credit Agreement) and, additionally, provides for a favorable pricing reduction in certain applicable interest rates, among other items. Borrowings under the Existing ABL Credit Agreement previously bore interest at a per annum rate based upon LIBOR plus an applicable margin of between 1.125% and 1.375%, but will now bear interest at a per annum rate based upon LIBOR plus an applicable margin of between 1.000% and 1.250%, in each case subject to adjustments based upon average availability under the ABL Facility.

The ABL Credit Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Amendment of Term Loan

On May 27, 2021, the Borrower (as defined therein) amended that certain Credit Agreement, dated as of February 9, 2012 (as amended and/or restated, supplemented, or otherwise modified from time to time, the “Term Loan Credit Agreement”) (such amendment, the “Term Loan Amendment”), which among other items, conformed the Term Loan Credit Agreement to reflect the amendments in the ABL Credit Agreement. In conjunction with the closing of each of the Term Loan Amendment and the ABL Credit Agreement, the Borrower (as defined therein) prepaid (in addition to certain interest and fees) $50.0 million in respect of the $830.0 million existing outstanding principal balance of the term loan under the Term Loan Credit Agreement (the “Term Loan”) resulting in an updated outstanding principal balance of the Term Loan of $780.0 million. The Term Loan Amendment is attached hereto as Exhibit 10.2 and incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1
Third Amended and Restated Credit Agreement, dated as of May 27, 2021, among Generac Power Systems, Inc., its Subsidiaries listed as Borrowers on the signature pages thereto, Generac Acquisition Corp., the lenders party thereto, Bank of America, N.A. as Administrative Agent, JPMorgan Chase Bank, N.A. as Syndication Agent, and Wells Fargo Bank, National Association as Documentation Agent.

10.2
Second Amendment, dated as of May 27, 2021, amending that certain Credit Agreement, dated as of February 9, 2012, as amended and restated as of May 30, 2012, as further amended and restated as of May 31, 2013, as amended by the First Amendment, dated as of May 18, 2015, as further amended by the Replacement Term Loan Amendment, dated as of November 2, 2016, as further amended by the 2017 Replacement Term Loan Amendment, dated as of May 11, 2017, as further amended by the 2017-2 Replacement Term Loan Amendment, dated December 8, 2017, as further amended by the 2018 Replacement Term Loan Amendment, dated June 8, 2018, and as further amended by the 2019 Replacement Term Loan Amendment, dated December 13, 2019, among Generac Power Systems, Inc., Generac Acquisition Corp., the other Loan Parties (as defined therein) party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and the other agents named therein.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAC HOLDINGS INC.

/s/ Raj Kanuru
Name: Raj Kanuru
Date: May 28, 2021	Title: EVP, General Counsel & Secretary

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